UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2026

New Fortress Energy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38790	83-1482060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. 19th Street, 8th Floor New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (516) 268-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	“NFE”	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 11, 2026, NFE Brazil Financing Limited, a private limited company incorporated under the laws of England and Wales (“NFE Brazil”), a subsidiary of New Fortress Energy Inc. (the “Company”), entered into a commitment letter (the "Commitment Letter"), pursuant to which it received commitments for a proposed offering (the “New Brazil Notes Offering”) of senior secured notes due 2029, which was previously disclosed in the Company’s Current Report on Form 8-K filed on May 12, 2026.

On June 19, 2026, in accordance with the terms of the Commitment Letter, NFE Brazil issued $973.5 million aggregate principal amount of its 12.000% Senior Secured Notes due 2029 (the “New Brazil Notes”). The New Brazil Notes were issued pursuant to, and are governed by, an indenture (the “New Brazil Notes Indenture”), dated as of June 19, 2026, between NFE Brazil, as issuer, the guarantors party thereto (the “guarantors”) and Wilmington Savings Fund Society, FSB (“WSFS”), as trustee (in such capacity, the “Trustee”) and as notes collateral agent (in such capacity, the “Collateral Agent”).

Additionally, on June 19, 2026, the Company, NFE Brazil, the Trustee and the Collateral Agent entered into a payment and turnover agreement (the “Turnover Agreement”) for the benefit of the Company in relation to the New Brazil Notes. On or prior to the Restructuring Effective Date (as defined in the New Brazil Notes Indenture), the Company may enter into a loan agreement or other debt instrument in satisfaction of certain outstanding net intercompany claims of the Company against certain of its subsidiaries (the “New BrazilCo-CoreCo Note” and the obligations owed thereunder, the “New BrazilCo-CoreCo Obligations”). Pursuant to the terms of the Turnover Agreement, NFE Brazil shall be prohibited from making any payment, or distribution of property or assets, required to be made under the New Brazil Notes Indenture (whether in connection with a realization of collateral or otherwise and whether or not in an insolvency proceeding) unless a corresponding payment is made to the Company with respect to the New BrazilCo-CoreCo Obligations until such obligations are satisfied in full. Any payment or distribution made by NFE Brazil under the New Brazil Notes Indenture shall be subject to a turnover provision in favor of the Company whereby NFE Brazil shall identify and turnover a ratable portion of such payment or distribution to the Company (such ratable portion, calculated based on the relative proportion that approximately $425 million bears to the initial aggregate principal amount of the New Brazil Notes (subject to reduction for any New Brazil Notes converted to equity or equity-linked securities, as described below).

The New Brazil Notes will bear interest in-kind at a rate of 12.00% per year, payable semiannually in arrears on May 15 and November 15 of each year, beginning on November 15, 2026. The New Brazil Notes will mature on November 15, 2029 (the “Maturity Date”).

The New Brazil Notes will be, subject to certain exceptions, guaranteed on a senior basis by all current and future subsidiaries of NFE Brazil (the “guarantees”). The New Brazil Notes and the guarantees thereof will constitute senior secured obligations of NFE Brazil and the guarantors, respectively, secured on a first-priority basis by liens on the Collateral (as defined in the Indenture), subject to permitted liens and certain other exceptions.

The New Brazil Notes Indenture limits the ability of NFE Brazil and the guarantors to, among other things, incur additional indebtedness or issue certain preferred shares, incur liens that secure indebtedness, make restricted payments, create dividend restrictions and other payment restrictions that affect NFE Brazil or the guarantors, sell or transfer certain assets, engage in certain transactions with affiliates and merge or consolidate or transfer all or substantially all of NFE Brazil’s and the guarantors’ assets, in each case subject to certain exceptions and qualifications set forth in the New Brazil Notes Indenture.

Subject to the Turnover Agreement, NFE Brazil may redeem some or all of the New Brazil Notes at any time at a redemption price equal to 100% of the aggregate principal amount of the New Brazil Notes redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. Subject to the Turnover Agreement, upon the occurrence of certain events constituting a change of control, NFE Brazil may be required to make an offer to repurchase all of the New Brazil Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the repurchase date. Additionally, subject to the Turnover Agreement, NFE Brazil must use any net proceeds received in excess of $5 million from one or more dispositions of property by NFE Brazil or its subsidiaries to fund an offer to repurchase the New Brazil Notes at a price equal to 100% of the aggregate principal amount of the New Brazil Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

Holders of at least two-thirds of the outstanding principal amount of New Brazil Notes may agree at any time with NFE Brazil to ratably convert, exchange or replace the NFE Brazil Notes of all holders with debt and/or equity securities of NFE Brazil or, with the consent of such entity’s board of directors, a parent company of the Brazil business, on terms to be mutually agreed by such parties.

The New Brazil Notes Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest, breach of other agreements in respect of the New Brazil Notes, acceleration of certain other indebtedness and/or defaults, failure to pay certain final judgments, failure of certain guarantees to be enforceable, failure to perfect certain collateral securing the New Brazil Notes and certain events of bankruptcy or insolvency.

NFE Brazil intends to use the proceeds from the New Brazil Notes Offering to refinance approximately $477 million of existing indebtedness, with the remaining proceeds expected to be used to fund operations, capital expenditures, working capital and letter of credit or similar needs, to pay restructuring transaction costs, and to pay all trade payables owed by NFE Brazil and its subsidiaries to other subsidiaries of the Company.

The New Brazil Notes and the guarantees of the guarantors have not been and are not required to be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The New Brazil Notes are being offered and sold only to persons reasonably believed to be institutional “accredited investors” (as defined in Rule 501(a)(1), (2), (3), or (7) of Regulation D under the Securities Act), “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) or persons who are not “U.S. persons” within the meaning of Regulation S under the Securities Act (“Regulation S”) and whose participation in the Offering constitutes an “offshore transaction” within the meaning of, and in reliance on, Regulation S.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation of NFE Brazil.

Cautionary Statement Regarding Forward Looking Statements

This communication contains certain statements and information that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this communication other than historical information are forward-looking statements that involve known and unknown risks and relate to future events, our future financial performance or our projected business results. You can identify these forward-looking statements by the use of forward-looking words such as “expects,” “may,” “will,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of those words or other comparable words. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition or the stock prices of the Company. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, and it is possible that the results described herein will not be achieved. These forward-looking statements are necessarily estimates based upon current information and are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the Company's annual report, quarterly and other reports filed with the Securities and Exchange Commission, which could cause its actual results to differ materially from those contained in any forward-looking statement. The Company undertakes no duty to update these forward-looking statements, even though its situation may change in the future.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1*	Indenture, dated June 19, 2026, by and among NFE Brazil Financing Limited, the subsidiary guarantors part thereto, and Wilmington Savings Fund Society, FSB, as trustee and notes collateral agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided on a supplemental basis to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW FORTRESS ENERGY INC.

Date: June 25, 2026	By:	/s/ Christopher S. Guinta
	Name:	Christopher S. Guinta
	Title:	Chief Financial Officer